                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.____)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               BIKERS DREAM, INC.
                (Name of Registrant as Specified in Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------
    2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------
    4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------
    5)  Total fee paid:

        -----------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid: __________________________
    2)  Form, Schedule or Registration Statement No.: _______________
    3)  Filing Party: ___________________________________________
    4)  Date Filed: ____________________________________________

                               BIKERS DREAM, INC.
                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 23, 1999
                             -----------------------

To the Shareholders of Bikers Dream, Inc.:

     The Annual Meeting of Shareholders of Bikers Dream, Inc., a California corporation (the "Company"), will be held at 237 Park Avenue, 9th floor, New York, New York 10017 on September 23, 1999, at 9:00 a.m., local time, and any adjournments thereof, to consider and act upon the following matters:

     (1) The election of five directors;

     (2) The authorization and ratification of: (i) the issuance and sale in private placements of up to 3,090 shares (the "Preferred Shares") of the Company's Series D 5% Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock") and Common Stock Purchase Warrants to purchase up to 125,000 shares of Common Stock ("Warrants"), (ii) the issuance of that number of shares of the Company's Common Stock, no par value ("Common Stock"), issuable upon conversion of the Series D Preferred Stock being approved for issuance, based on the conversion formula set forth in the Certificate of Determination governing the Series D Preferred Stock, (iii) the issuance of the maximum number of shares of Common Stock issuable upon exercise of the Warrants in accordance with their terms; and (iv) the issuance of Series D Preferred Stock, in accordance with the terms of the Certificate of Determination governing the Series D Preferred Stock, as a dividend upon all shares of Series D Preferred Stock being approved for issuance;

     (3) The ratification of the selection of Singer, Lewak, Greenbaum & Goldstein LLP as the Company's independent certified public accountants for fiscal year 1999; and

     (4) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     The subject matter of each of the above proposals is described within the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on August 6, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

     In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding voting shares of the Company must be present in person or be represented by proxy.

     Whether or not you expect to attend the Annual Meeting in person, please date, sign and mail the enclosed Proxy in the postage-paid return envelope provided as promptly as possible. The Proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                           By Order of the Board of Directors

                                           Herm Rosenman
                                           President and Chief Executive Officer
Mira Loma, California
August 23, 1999

                               BIKERS DREAM, INC.
                                3810 WACKER DRIVE
                           MIRA LOMA, CALIFORNIA 91752

                             -----------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 23, 1999

                             -----------------------

To Our Shareholders:

     Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your Proxy in the form enclosed to be used at the Company's Annual Meeting of Shareholders to be held on September 23, 1999, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The Company's Annual Report on Form 10-KSB/A, as filed with the Securities and Exchange Commission, including audited financial statements, is being mailed to you on or about August 23, 1999 with this Proxy Statement.

     We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please date, sign and return your Proxy promptly in the postage paid return envelope provided. You may revoke your Proxy at any time prior to its exercise at the meeting by notice to the Company's Secretary and, if you attend the meeting, you may vote your shares in person. You may also revoke your Proxy by returning a duly executed Proxy bearing a later date. If no instruction is given, the proxy will be voted FOR each of the proposals described herein. The named proxies may vote in their discretion upon such other matters as may properly come before the meeting.

     Only shareholders of record at the close of business on August 6, 1999 will be entitled to vote at the meeting. As of August 6, 1999, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 5,137,590 shares of common stock, no par value ("Common Stock"), one share of Series A Convertible Preferred Stock, no par value (the "Series A Preferred Stock"), 702,194 shares of Series B Convertible Preferred Stock, no par value (the "Series B Preferred Stock") and 1,545 shares of Series D Convertible Preferred Stock ("Series D Preferred Stock").

     Holders of Common Stock and Series A Preferred Stock are entitled to one vote per share. Holders of Series B Preferred Stock are entitled to that number of votes equal to the number of shares of Common Stock issuable upon conversion of such Series B Preferred Stock at the time the shares are voted, which is 140,439, as of August 6, 1999. Holders of Series D Preferred Stock have no voting rights. All shares entitled to vote shall hereinafter be collectively referred to as "Shares." Notwithstanding the foregoing, shareholders may exercise cumulative voting rights with respect to the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected (five) multiplied by the number of votes held in his or her name on the Record Date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires.

     Pursuant to California law, no shareholder can cumulate votes unless prior to the voting at the Annual Meeting, a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at the Annual Meeting and the nominee for which the shareholder intends to cumulate votes has properly been nominated. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

     The presence, in person or by proxy, of a majority of the Shares is necessary to constitute a quorum at the Annual Meeting. The five candidates for election of directors receiving the highest number of votes will be elected, whether or not votes are cumulated. The ratification of the appointment of Singer, Lewak, Greenbaum & Goldstein, LLP as the Company's independent public accountants for the 1999 fiscal year requires the approval of a majority of the Shares present or represented by proxy and voting at the meeting. The approval of a majority of the Shares present or represented by proxy and voting at the meeting is also required for the authorization and ratification of: (i) the issuance and sale in private placements of up to 3,090 shares (the "Preferred Shares") of Series D Preferred Stock and Common Stock Purchase Warrants to purchase up to 125,000 shares of Common Stock ("Warrants"), (ii) the issuance of that number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock being approved for issuance, based on the conversion formula set forth in the Certificate of Determination governing the Series D Preferred Stock, (iii) the issuance of the maximum number of shares of Common Stock issuable upon exercise of the Warrants in accordance with their terms; and (iv) the issuance of Series D Preferred Stock, in accordance with the terms of the Certificate of Determination governing the Series D Preferred Stock, as a dividend upon all shares of Series D Preferred Stock being approved for issuance.

     Abstentions and "broker non-votes" (shares which are held by brokerage firms for their clients, but as to which the firms have not received voting instructions from their clients and therefore do not have the authority to vote) will be counted for purposes of determining a quorum, but will not count as votes in favor of the election of directors, and will have no effect on the vote on Proposals 2 and 3.

     The Company has been advised by its directors and officers that they expect that the 979,310 outstanding shares of Common Stock over which they have or share voting power, representing 19% of the total voting shares outstanding as of the record date, will be voted in favor of the proposals presented in this Proxy Statement. See "Beneficial Ownership of Securities."

     The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such persons. If requested, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, management will present as nominees and recommend to the shareholders that each of the first five persons listed below (the current directors) be elected to serve as directors until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. Each nominee has agreed to serve if elected.

     Proxies will be voted for the election of the five nominees named below unless instructions are given to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named. Should any nominee become unable to serve as a director, the persons named in the enclosed form of Proxy will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may recommend to fill that position.

DIRECTORS AND EXECUTIVE OFFICERS

     The table below sets forth certain biographical information, present occupation and business experience for the past five years of each director and executive officer of the Company, including those persons nominated to serve on the Board of Directors. Officers of the Company are elected by the Board of Directors and hold office until their successors are chosen and qualified, until their death or until they resign or have been removed from office. All corporate officers serve at the discretion of the Board of Directors.

      NAME                                    OFFICE
      ----                                    ------
      Herm Rosenman                  Chief Executive Officer, President;
                                     Director
      Donald J. Duffy                Director
      Humbert Powell                 Director
      John K. Russell                Director
      Bruce Scott                    Director
      Michael J. Fisher              Chief Financial Officer
      Harold L. Collins              Vice President and General Counsel
      Anne Todd                      Controller

HERM ROSENMAN, age 51, has been the Company's president and chief executive officer and a director since September 1997. At the annual meeting of the shareholders of the Company in July 1998, he was appointed chairman of the board of directors. From 1996 through 1997, Mr. Rosenman was a principal with Pacific Consulting Group. From 1994 to 1997, Mr. Rosenman was the chief executive officer of RadNet, a healthcare provider. From 1991 to 1995, he was the President and chief executive officer of Ireland Coffee, an upscale coffee chain he founded in a joint venture. From 1988 to 1991, Mr. Rosenman was the chief financial officer of Rexene, a plastics and petrochemicals manufacturer. Prior to 1988, Mr. Rosenman worked for Coopers & Lybrand for 20 years, 10 of which he was a partner, where he served clients in many industries including manufacturing, telecommunications, pharmaceuticals and construction. Mr. Rosenman also serves on the board of directors of Integrated Intelligence Corp., a privately owned company. Mr. Rosenman received a B.B.A. from Pace University and an M.B.A. from the Wharton School of Business. Mr. Rosenman is married to Diana Rosenman, Director of Marketing and Public Relations of the Company. See "Certain Relationships and Related Transactions."

DONALD J. DUFFY, age 32, has been a director since December 1995 and is the former chief executive officer of the Company. Until the last Annual Meeting held in 1998, Mr. Duffy served as the chairman of the board of directors. Mr. Duffy is a principal of Meyer, Duffy & Associates, Inc. ("Meyer, Duffy"), an investment management and strategic consulting group based in New York which he founded in September 1994. Meyer, Duffy is involved in the financing of development stage private and public companies. From June 1992 to September 1994, Mr. Duffy was a senior analyst at Oak Hall Capital Advisors, specializing in research and investments in retail, gaming and technology companies.

HUMBERT POWELL, III, age 61, has been a director since December 1995. Mr. Powell has been an associate with Sanders, Morris and Mundy, an investment banker and broker/dealer, since December 1996. Prior to joining Sanders, Morris and Mundy, Mr. Powell held a variety of positions in corporate finance and investment banking, including Chairman of Marleau, Lemire USA from 1995 to November 1996 and Senior Managing Director of Bear Stearns & Co. from 1984 to 1994. Mr. Powell also serves on the board of directors of Osicom Technologies.

JOHN K. RUSSELL, age 49, has been a director since May 1997. Mr. Russell is President of the Ducati Owners Club Northeast and owns and operates a fine arts business. Mr. Russell has over twenty years of retail experience and an extensive background managing, supervising and consulting in motorcycle related businesses.

BRUCE A. SCOTT, age 52, has been a director since July 1998. Since January 1998, Mr. Scott has been the President of Cana Capital Corporation, the Secretary and Treasurer of Big Bike Boutique, a retail apparel distributor, the President of Bikers Dream stores in Tampa Bay, Jacksonville, Panama City and Daytona, Florida, and the president of another motorcycle dealership in Florida. From December 1995 through December 1997, Mr. Scott was the Senior Vice President of Republic Security Services, a security system company which was, at the time, a division of Republic Industries. From 1985 to 1995 Mr. Scott was the President of Scott Alarm, a privately held security system company that was sold to Republic Industries in 1995.

MICHAEL J. FISHER, age 52, was appointed in July 1999 to serve as chief financial officer. From 1997 until the time he joined the Company, Mr. Fisher was chief financial officer of Pro-Mart Industries, a consumer laundry and clothing storage products company. From 1989 to 1996, Mr. Fisher was Vice President Operations, Service and Finance at Thermador Corporation, a manufacturer of high-end cooking products.

HAROLD L. COLLINS, age 48, was appointed in April 1999 by the board of directors to serve as vice president and general counsel. Mr. Collins has been employed by the Company since November 1998. From 1977 until the time he joined the Company, Mr. Collins maintained a private law practice. His areas of practice included business litigation, personal injury litigation, family law and adversary proceedings in bankruptcy.

ANNE TODD, age 31, was named controller and appointed corporate secretary in 1997. Ms. Todd was previously assistant controller for the Company from 1995 to 1997. Prior to joining the Company, Ms. Todd was assistant controller for American Standard from 1993 to 1995.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors convened five formal meetings during the fiscal year ended December 31, 1998. In addition, the Board took action several times during the year by unanimous written consent. No Director attended less than 75% of the total number of meetings of the Board of Directors or all committees of which he was a member, except that Mr. Rosenman abstained from participating in the one meeting of the compensation committee which was held during the year to determine his bonus for 1998.

     The Board has a compensation committee and an audit committee. The compensation committee is comprised of Messrs. Duffy, Rosenman and Russell. The audit committee is comprised of Messrs. Duffy, Powell and Russell. The audit committee meets to review the results of the annual audit and to discuss the financial statements. The compensation committee evaluates the performance of the Company's officers and makes recommendations to the Board concerning compensation. The Board does not have a nominating committee.

     In 1998, the audit committee did not convene a formal meeting, as the results of the audit for the fiscal year ended 1997 were reviewed by the entire membership of the Board of Directors. The compensation committee held one formal meeting in 1998, the purpose of which was to discuss Mr. Rosenman's bonus for 1998. See "Executive Compensation."

COMPENSATION OF DIRECTORS

     During the fiscal year ended December 31, 1998, no cash compensation was paid to directors of the Company for their services as directors.

     As partial consideration for Mr. Rosenman's services as a director of the Company, the Company granted to Mr. Rosenman options to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share, on September 1, 1997, which were repriced at $4.00 per share on October 22, 1998 and repriced again at $3.00 per share on December 28, 1998.

     In October 1998, options to purchase 10,000 shares at a price of $7.90 that were previously granted to Humbert Powell and options to purchase 10,000 shares at a price of $7.05 that were previously granted to John Russell were canceled and new options were issued to each of them at an exercise price of $4.00 per share, which price includes a premium of approximately 10% above the fair market value of the Common Stock as of the date of approval by the Compensation Committee. The Compensation Committee approved the reductions in the exercise price from $7.90 and $7.05 to $4.00 to more closely reflect the market price of the Common Stock and thereby maintain the value of the options as an incentive. As a result of this stock option repricing, the Company canceled a total of 20,000 stock options and granted the same number of new stock options (10,000 options to each of Humbert Powell and John Russell) at the aforementioned exercise price of $4.00 per share.

     In July 1998, the Company's stockholders approved a stock option plan (the "Plan") that authorizes incentive stock options for employees (including officers) and non-qualified stock options for non-employee directors and consultants. A total of 1,000,000 shares of Common Stock were reserved for issuance under the Plan.

     Under the Plan, as of the date of their first election or appointment as directors, each director of the Company is automatically granted non-qualified stock options to purchase 5,000 shares of the Company's Common Stock, and thereafter on each anniversary of their first election or appointment as director, each director of the Company will automatically be granted non-qualified stock options to purchase 2,000 shares of the Company's Common Stock. Except as expressly authorized by the Plan, directors of the Company who are members of the committee that administers the Plan are not otherwise eligible to participate in the Plan. The exercise price for each non-qualified stock option granted under the Plan is the fair market value of the Company's Common Stock on the date of grant. Each such non-qualified stock option has a term of five years, subject to earlier termination. If a holder of any non-qualified stock option granted under the Plan no longer serves on the Board, then the outstanding non-qualified stock options of such holder will expire one year after such termination, or their stated expiration date, whichever occurs first.

     During the year ended December 31, 1998, the Company's five directors were each awarded options under the Plan for the purchase of 5,000 shares of Common Stock, all with an exercise price of $3.75 per share, none of which were exercised during that year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("reporting persons"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Except as described below, to the Company's knowledge, based solely on a review of the copies of reports and amendments thereto on Forms 3, 4 and 5 furnished to the Company by reporting persons during, and with respect to, its fiscal year ended December 31, 1998, and on a review of written representations from reporting persons to the Company that no other reports were required to be filed for such fiscal year, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent beneficial owners during such period were satisfied in a timely manner, except
(i) Anne Todd, who was appointed Principal Accounting Officer in 1998, failed to timely file one report, and (ii) Christopher Ebert, who served as Chief Financial Officer from June 22, 1998 to October 7, 1998, failed to timely file one report. In addition, based on information available to the Company, it appears that (i) Humbert Powell III, who was appointed as a director in 1995, failed to timely file two reports, one of which related to one transaction and
(ii) Donald Duffy, who was then the Co-Chief Executive Officer and a director of the Company, failed to timely file three reports with respect to five transactions in 1997.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth certain information regarding ownership of the Company's voting securities, which include its Common Stock, Series A Preferred Stock and Series B Preferred Stock, as of August 6, 1999, by each director of the Company, the chief executive officer of the Company, each person known by the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, and all of the directors and the chief executive officer of the Company as a group, excluding in each case rights under options or warrants not exercisable within 60 days. All persons named have sole voting power and investment power over their shares except as otherwise noted. The figures set forth below have been adjusted to reflect the Company's reverse stock split as of February 5, 1998.


      TITLE OF               NAME AND ADDRESS OF                   NUMBER OF            PERCENT OF
       CLASS                   BENEFICIAL OWNER                      SHARES               CLASS
      --------               -------------------                     OWNED               ---------
                                                                   ---------

  Common Stock               Herm Rosenman (1)                     205,001 (2)           3.84% (3)
                             3810 Wacker Drive
                             Mira Loma, CA 91752

  Common Stock               Donald Duffy (4)                     1,403,643 (5)          25.13% (3)
                             c/o  Meyer,  Duffy  &  Associates,
                             Inc.
                             237 Park Avenue
                             New York, NY 10017

  Common Stock               MD Strategic L.P.                     933,448 (6)           17.45% (3)
                             c/o  Meyer,  Duffy  &  Associates,
                             Inc.
                             237 Park Avenue
                             New York, NY 10017

  Common Stock               Humbert Powell, III (7)                15,000 (8)             * (3)
                             712 Fifth Avenue, 11th Floor
                             New York, NY 10019

  Common Stock               John K. Russell (9)                   15,000 (10)             * (3)
                             3810 Wacker Drive
                             Mira Loma, CA 91752

  Common Stock               Bruce Scott (11)                      22,000 (12)             * (3)
                             3810 Wacker Drive
                             Mira Loma, CA 91752

  Common Stock               Bulldog Capital Management              398,834              7.8% (3)
                             Limited Partnership, Inc.
                             33 North Glendon Avenue
                             Suite 750
                             Clearwater, FL 33755

  Common Stock               Directors  and Officers as a Group     1,660,644            28.51% (3)
                             (5)


      TITLE OF               NAME AND ADDRESS OF                   NUMBER OF            PERCENT OF
       CLASS                   BENEFICIAL OWNER                      SHARES               CLASS
      --------               -------------------                     OWNED               ---------
                                                                   ---------

  Series A Pfd               Elizabeth M. Custer TTEE FBO               1              100% (13) (14)
                             William M. Custer
                             14 S. High Street
                             P.O. Box 673
                             New Albany, OH 43504

  Series A Pfd. Stock        Directors and Officers as a Group          0                 0% (14)

  Series B Pfd. Stock        Mull Acres Investments, Inc.            600,000          85.4% (15) (16)
                             c/o Furman Selz
                             230 Park Avenue
                             New York, NY 10169

  Series B Pfd. Stock        Len Lichter                             102,194           14.6% (17)(16)
                             405 Park Avenue
                             New York, NY 10022

  Series B Pfd. Stock        Directors and Officers as a Group          0                 0% (16)


--------------------------------------------

(1)   Mr. Rosenman is a Director, President and CEO of the Company.

(2) Includes 667 shares of Common Stock received in consideration of Mr. Rosenman's services as a consultant to the Company, and 20,000 shares granted pursuant to Mr. Rosenman's stock grant and stock option agreement with the Company (20,000 of said shares are issuable on the earlier of termination of employment or September 1, 2000). Mr. Rosenman disclaims beneficial ownership of 20,000 of the shares described in the immediately preceding sentence as they are not issuable until the earlier of September 1, 2000 or the termination of his employment. Also includes 178,334 shares underlying presently exercisable options. Does not include: 10,000 shares granted to Mr. Rosenman pursuant to his stock grant and stock option agreement with the Company which do not vest until January 1, 2000. Also does not include 400,000 shares of Common Stock underlying options issued to Mr. Rosenman which will not vest within 60 days. Includes 6,000 shares underlying presently exercisable options that were granted to Diana Rosenman, Mr. Rosenman's wife. Does not include 10,000 shares of Common Stock issuable to Diana Rosenman upon the exercise of options which will not vest within 60 days.

(3) Percent of class calculation based on 5,137,590 shares of Common Stock outstanding as of August 6, 1999, plus number of shares of Common Stock, if any, issuable to the named securityholders upon conversion of preferred stock and/or exercise of options and warrants exercisable within 60 days.

(4)  Mr. Duffy is a Director of the Company.

(5)  Includes (i) 11,193 shares of Common Stock owned by Mr. Duffy individually,
     (ii) 55,000 shares of Common Stock which Mr. Duffy has the right to acquire upon the exercise of currently exercisable stock options, (iii) 944,450 shares of Common Stock which are held by various investment partnerships of which Mr. Duffy is a member of the limited liability company which serves as the general partner, including MD Strategic L.P., and a corporation of which Mr. Duffy is an executive officer (collectively, the "Investment Entities"), and (iv) 393,000 shares of Common Stock which the Investment Entities have the right to acquire upon the exercise of currently exercisable stock options and/or warrants. Mr. Duffy disclaims beneficial ownership of all securities beneficially owned by the Investment Entities.

(6)  Includes (i) 720,448 shares of Common Stock owned by MD Strategic L.P., and
     (ii) 213,000 shares of Common Stock which MD Strategic L.P. has the right to acquire upon the exercise of currently exercisable warrants. Mr. Donald Duffy is a member of the general partner of MD Strategic L.P. (see footnote 5 to this table).

(7)  Mr. Powell is a director of the Company.

(8)  Issuable upon exercise of presently exercisable options.

(9)  Mr. Russell is a director of the Company.

(10) Issuable upon exercise of presently exercisable options.

(11) Mr. Scott is a director of the Company.

(12) Includes: (i) 17,000 shares of Common Stock and (ii) 5,000 shares of Common Stock issuable upon the exercise of currently exercisable options.

(13) Represents less than 5% of the outstanding Common Stock of the Company as of August 6, 1999, assuming conversion of said share of Series A Preferred Stock to Common Stock on such date.

(14) Percent of class calculation based on one share of Series A Preferred Stock outstanding as of August 6, 1999.

(15) Represents less than 5% of the outstanding Common Stock of the Company as of August 6, 1999, assuming conversion of said 600,000 shares of Series B Preferred Stock to Common Stock on such date.

(16) Percent of class calculation based on 702,194 shares of Series B Preferred Stock outstanding as of August 6, 1999.

(17) Represents less than 5% of the outstanding Common Stock of the Company as of August 6, 1999, assuming conversion of said 102,194 shares of Series B Preferred Stock to Common Stock on such date.

* Represents less than 1% of the outstanding shares of Common Stock of the Company as of August 6, 1999.

EMPLOYMENT AGREEMENTS

         The Company entered into a three year employment agreement with Herm Rosenman in September 1997, pursuant to which Mr. Rosenman is employed as President and Chief Executive Officer of the Company. The term of this agreement was extended to five years by amendment in December 1997. Under the terms of this agreement, as amended, Mr. Rosenman is to receive base compensation of $17,361 for each month of the first, second and third years, and at least $20,000 for each month of the fourth and fifth years, of the term. In accordance with the terms of the employment agreement and as agreed to by the parties, the Company deferred payment of $7,361 each month for the months of September and October 1997, $4,861 each month for the months of November and December 1997 and $2,361 each month during the year of 1998. Further, pursuant to the employment agreement, the Company is obligated to pay all amounts so deferred in equal monthly installments throughout the remainder of the term commencing January 1999, determined by dividing the total amount of payments deferred by the total number of monthly payments remaining during the term as of January 1, 1999. As of January 1, 1999, the total amount deferred was $52,778. The Board may annually review Mr. Rosenman's salary and, in its sole discretion, based upon such factors as the Board may choose to consider, may increase such salary. Mr. Rosenman is also eligible to participate in any bonus plans applicable to executive officers of the Company as may be established by the Board. In addition, the Company reimburses Mr. Rosenman for certain automobile expenses and provides him with a motorcycle manufactured by the Company for his personal use, and if Mr. Rosenman serves the full five year term of his employment agreement, title to this motorcycle will be transferred to him at the end of the term. In the event that Mr. Rosenman becomes physically or mentally disabled or incapacitated during any period of the term, the Company will pay him his base compensation less the aggregate amount of all income disability benefits that he may, or may be entitled to, receive for such period. Mr. Rosenman's employment agreement further provides that on the date of any termination without cause of Mr. Rosenman's employment under his employment agreement arising from a change in control, the Company is obligated to pay to Mr. Rosenman an amount equal to 18 months' salary, as determined according to the amount paid to Mr. Rosenman at the time of termination, payable on a monthly basis.

         In connection with Mr. Rosenman's employment agreement, the Company and Mr. Rosenman entered into a stock grant and stock option agreement in December 1997. Pursuant to the stock grant and stock option agreement, the Company agreed to grant 30,000 shares of Common Stock (after giving effect to the reverse stock split of the Company's Common Stock that was effected as of February 5, 1998) to Mr. Rosenman, which shares would vest in equal allotments of 10,000 shares on each of September 1, 1998, September 1, 1999 and September 1, 2000, provided that Mr. Rosenman was still employed by the Company under his employment agreement at each such vesting date. Under an amendment to the stock grant and stock option agreement entered into in December 1998, the vesting dates for the first two allotments of 10,000 shares (a total of 20,000 shares) were changed to January 1, 1999, and the vesting date for the last allotment of 10,000 shares was changed to January 1, 2000 in lieu, partially, of a cash bonus to Mr. Rosenman. Once vested, none of the 30,000 shares are issuable until September 1, 2000 or upon termination of Mr. Rosenman's employment, whichever occurs first.

         Under the original stock grant and stock option agreement, the Company agreed to grant 460,000 options to Mr. Rosenman at an exercise price of $5.00 per share (as adjusted for the reverse stock split of the Common Stock of the Company effected as of February 5, 1998), which shares would vest in specified allotments over a period of five years. In October 1998, these options, together with 13,334 previously granted options, were canceled and new options were issued at an exercise price of $4.00 per share, which price included a premium of approximately 10% above the fair market value of the Common Stock as of the date of approval by the Compensation Committee. The Compensation Committee approved the reduction in the exercise price from $5.00 to $4.00 to more closely reflect the market price of the Common Stock and thereby maintain the value of the options as an incentive. As a result of this stock option repricing, the Company canceled a total of 473,334 stock options and granted the same number of new stock options at the aforementioned exercise price of $4.00 per share.

         In December 1998, all 473,334 options were canceled and new options were issued at an exercise price of $3.00 per share, which price includes a premium of approximately 20% above the fair market value of the Common Stock as of the date of approval by the Compensation Committee. In lieu, partially, of a cash bonus, the Compensation Committee approved the reduction in the exercise price from $4.00 to $3.00 per share to provide greater economic incentive to Mr. Rosenman to remain with the Company and to avoid the expense to the Company of a cash or stock bonus. As a result of this stock option repricing, the Company canceled a total of 473,334 stock options and granted the same number of new stock options at the aforementioned exercise price of $3.00 per share. Under the original stock grant and stock option agreement, the vesting schedule for the 460,000 options granted thereunder provided (after giving effect to the reverse stock split of the Company's Common Stock that was effected as of February 5,
1998) for vesting of 80,000 options on September 1, 1998, 80,000 options on September 1, 1999 (of which 40,000 were performance-based options), and 100,000 options (of which 50,000 were performance-based options) on each of September 1, 2000, September 1, 2001 and September 1, 2002. Pursuant to the amendment to stock grant and stock option agreement, this schedule was amended in December 1998 to provide, in partial substitution for a cash bonus, for vesting of the remaining then unvested 380,000 options as follows: 80,000 options (of which 40,000 options were performance-based options) on December 31, 1998 and 100,000 options (of which 50,000 options are performance-based options) on each of December 31, 1999, December 31, 2000 and December 31, 2001. All of the 80,000 options scheduled to vest on December 31, 1998 (including the 40,000 performance-based options) vested on such date.

         On May 29, 1999, the Compensation Committee approved an additional grant of 100,000 options to Mr. Rosenman at an exercise price of $3.06 per share. 50,000 of these options vest upon the earlier of: (i) the market price of the Company's Common Stock reaching an average of $6.00 per share for a period of 90 consecutive trading days during any twelve month period preceding the filing of the Company's annual report with the Commission and for the additional ten trading days following the filing of such annual report; (ii) the termination of Mr. Rosenman without cause (including upon a change of control of the Company); or (iii) August 31, 2003. The remaining 50,000 shares vest upon the earlier of: (i) the market price of the Company's Common Stock reaching an average of $9.00 per share for a period of 90 consecutive trading days during any twelve month period preceding the filing of the Company's annual report with the Commission and for the additional ten trading days following the filing of such annual report; (ii) the termination for Mr. Rosenman without cause (including upon a change of control of the Company); or (iii) August 31, 2003.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information regarding compensation paid by the Company for services rendered in all capacities during the fiscal years ended December 31, 1998 and 1997, respectively, to the Company's chief executive officer during the fiscal year ended December 31, 1998. Where applicable, the figures set forth below have been adjusted to reflect the Company's reverse stock split effected as of February 5, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                           ----------------------
                                                                                          SECURITIES
                                               ANNUAL COMPENSATION        RESTRICTED      UNDERLYING
NAME AND PRINCIPAL POSITION            YEAR   SALARY        BONUS        STOCK AWARDS    OPTIONS/SARs
---------------------------            ----   ------        -----        ------------    ------------
Herm Rosenman, CEO/President (1)
                                       1998  $180,000(2)     0(3)         $ 76,875(5)    478,334(6)
                                       1997  $45,000(2)      0            $158,646(4)    473,334(7)

(1) Herm Rosenman was appointed CEO and President in September 1997. No other executive officer earned salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1998.

(2) Under Mr. Rosenman's employment agreement with the Company, as amended, commencing September 1, 1997, the Company has an obligation to pay him a salary in monthly installments of $17,361 for the first, second and third years of the agreement and not less than $20,000 for the fourth and fifth years of the agreement. In accordance with the terms of the employment agreement and as agreed to by the parties, the Company deferred payment of $7,361 each month for the months of September and October 1997, $4,861 each month for the months of November and December 1997 and $2,361 each month during the year of 1998. Further, pursuant to the employment agreement, the Company is obligated to pay all amounts so deferred in equal monthly installments throughout the remainder of the term commencing January 1999, determined by dividing the total amount of payments deferred by the total number of monthly payments remaining during the term as of January 1, 1999. As of January 1, 1999, the total amount deferred was $52,778.

(3) On December 28, 1998, in lieu of a cash bonus (i) the vesting schedule of 30,000 shares of restricted stock previously granted to Mr. Rosenman in 1997 was changed; and (ii) the exercise price of certain options to purchase Common Stock previously granted to Mr. Rosenman was reduced and the vesting schedule for such options was changed. See also notes
         (4), (5) and (6).

(4) Includes 667 shares of Common Stock granted in consideration of Mr. Rosenman's services as a consultant to the Company that vested on August 1, 1997, and 30,000 shares granted as of September 1, 1997, pursuant to Mr. Rosenman's stock grant and stock option agreement, of which 10,000 shares were originally scheduled to vest on each of September 1, 1998, September 1, 1999 and September 1, 2000. As discussed in notes (3) and (5), on December 28, 1998 the vesting dates for the first two allotments of 10,000 shares (a total of 20,000 shares) were changed to January 1, 1999 and the vesting date for the last allotment of 10,000 shares was changed to January 1, 2000. Dividends will be paid on such shares (when issued and outstanding) only to the same extent, if any, that dividends are paid on all other outstanding shares of Common Stock.

(5) As described in note (4), the vesting dates of the 30,000 shares originally awarded to Mr. Rosenman in 1997 were changed on December 28, 1998, with 20,000 shares vesting on January 1, 1999 and 10,000 shares vesting on January 1, 2000. In the table, this change in vesting dates has been treated as the grant of a new restricted stock award of 30,000 shares in 1998; however, the 1998 award in effect simply replaces, and is not cumulative with respect to, the prior award of 30,000 shares in 1997. The shares that vest on January 1, 2000 will vest only if Mr. Rosenman is still employed by the Company on September 1, 1999. All of the 30,000 shares, once vested, will not become issuable until September 1, 2000 or upon termination of Mr. Rosenman's employment, whichever occurs first. Dividends on the 30,000 shares (when issued and outstanding) will be paid only to the same extent, if any, that dividends are paid on all other outstanding shares of Common Stock.

         As of December 31, 1998, Mr. Rosenman held a total of 667 shares of restricted stock awarded to him as compensation, and the total value of such shares, based on the Nasdaq closing sales price for the Company's Common Stock on that date, was $2,793.

(6) Includes non-qualified options to purchase 473,334 shares of Common Stock that are reflected in this table as securities underlying options originally granted in the fiscal year ended December 31, 1997. These options are included in the table for 1998 because they were all repriced on October 22, 1998 at an exercise price of $4.00 and subsequently repriced on December 28, 1998 at an exercise price of $3.00. The vesting schedule for 380,000 of these options was also changed on December 28, 1998 as reflected in the table below entitled Option Grants in the Fiscal Year Ended December 31, 1998. Also includes options to purchase 5,000 shares of Common Stock granted in 1998 in consideration of Mr.
         Rosenman's services as a director of the Company.

(7) Includes non-qualified options to purchase 3,334 shares of Common Stock granted on August 1, 1997 in consideration of Mr. Rosenman's services as a consultant to the Company and non-qualified options to purchase 470,000 shares of Common Stock granted on September 1, 1997, of which 460,000 options were granted pursuant to Mr. Rosenman's stock grant and stock option agreement, as amended, and 10,000 options were granted in consideration of Mr. Rosenman's services as a director of the Company.

STOCK OPTIONS

The following table sets forth certain information with respect to stock options granted to the Company's Chief Executive Officer during the fiscal year ended December 31, 1998.

                        OPTION GRANTS IN THE FISCAL YEAR
                             ENDED DECEMBER 31, 1998

                       NUMBER OF                 PERCENT OF
                       SECURITIES               TOTAL OPTIONS
                       UNDERLYING                GRANTED TO              EXERCISE
                        OPTIONS                 EMPLOYEES IN              PRICE
      NAME              GRANTED                   1998 (10)             ($/SHARE)           EXPIRATION DATE
      ----              -------                   ---------             ---------           ---------------

Herm Rosenman       13,334 (1)(2)                      2.11               $3.00                 9/1/2002
Herm Rosenman       80,000 (1)(3)                     12.69               $3.00                 9/1/2003
Herm Rosenman       80,000 (1)(4)                     12.69               $3.00               12/31/2003
Herm Rosenman       50,000 (1)(5)                      7.93               $3.00               12/31/2004
Herm Rosenman       50,000 (1)(5)(6)                   7.93               $3.00               12/31/2004
Herm Rosenman       50,000 (1)(7)                      7.93               $3.00               12/31/2005
Herm Rosenman       50,000 (1)(6)(7)                   7.93               $3.00               12/31/2005
Herm Rosenman       50,000 (1)(8)                      7.93               $3.00               12/31/2006
Herm Rosenman       50,000 (1)(6)(8)                   7.93               $3.00               12/31/2006
Herm Rosenman        5,000 (9)                         0.79               $3.75                7/31/2003

(1) Includes non-qualified options to purchase the number of shares of Common Stock stated in the table that were originally granted in August and September 1997 but were repriced on October 22, 1998 at an exercise price of $4.00 and, in lieu (partially) of a cash bonus, were subsequently repriced on December 28, 1998 at an exercise price of $3.00. The vesting schedule for 380,000 of these options was also changed on December 28, 1998, as reflected in subsequent footnotes to the table.

(2) These options are exercisable commencing September 1, 1997. Of these options, 3,334 options were granted in consideration of Mr. Rosenman's services as a consultant to the Company and 10,000 options were granted in consideration of Mr. Rosenman's services as a director of the Company.

(3)      These options are exercisable commencing September 1, 1998.

(4)      These options are exercisable commencing December 31, 1998.

(5)      These options are exercisable commencing December 31, 1999.

(6) None of these options vest until 75% of the budget is achieved. These options vest ratably with the percentage of budget achieved in excess of 75%. As 75% to 100% of the budget is achieved, 75% to 100% of these options vest. The budget described in this footnote is the budget that is submitted annually by Mr. Rosenman and the Company's management team, and approved by the Board of Directors, subject to revision as approved by the Board of Directors or an authorized committee thereof.

(7)      These options are exercisable commencing December 31, 2000.

(8)      These options are exercisable commencing December 31, 2001.

(9) These options are exercisable commencing July 31, 1998. These options were granted in consideration of Mr. Rosenman's services as a director of the Company.

(10) Includes, for purposes of this table, the total number of options granted to Herm Rosenman as a consultant and as a director.

The following table sets forth certain information as to the fiscal year-end value of unexercised options of the Company's Chief Executive Officer. He did not exercise any options during the fiscal year ended December 31, 1998.


                          AGGREGATE OPTION EXERCISES IN
      FISCAL YEAR ENDED DECEMBER 31, 1998 AND FISCAL YEAR-END OPTION VALUES

                                               NUMBER OF SHARES                VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED            IN THE MONEY OPTIONS
                     SHARES                   OPTIONS AT 12/31/98                 AT 12/31/98(1)
                  ACQUIRED ON    VALUE        -------------------                ----------------
NAME                EXERCISE    REALIZED  EXERCISABLE     UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
----              -----------   --------  -----------     -------------   -----------      -------------

Herm Rosenman            0         --       178,334          300,000        $208,022          $356,250

(1) The value of the Company's Common Stock for the purposes of the calculation was based upon the closing sales price for the Company's Common Stock on December 31, 1998, as reported by The Nasdaq Stock Market, minus the exercise price.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996 and 1997, the Company incurred a total of $115,603 fees to Meyer, Duffy & Associates, Inc. ("Meyer, Duffy"), for consulting services with respect to capital raising. Mr. Don Duffy, a director of the Company, is a principal of Meyer, Duffy. The fees were paid by the Company in May and June of 1998.

     In private offerings in January and June of 1997, the Company sold $2,210,000 principal amount of 12% promissory notes and $2,710,000 principal amount of 9.75% promissory notes, respectively. MD Strategic L.P. ("MD Strategic"), PV II L.P. ("PV II") and MD Ventures III ("MDV III"), partnerships in which Mr. Duffy is a general partner, purchased an aggregate of $1,480,000 of such notes. In August 1998, the notes held by the partnerships plus accrued interest thereon were converted into a total of 1,559,742 shares of Series B Preferred Stock. These shares were subsequently converted into a total of 311,950 shares of Common Stock (on a post-reverse split basis).

     In connection with the January 1997 issuance of the 12% promissory notes, the Company issued 1,105,000 warrants ("C Warrants") to purchase an equivalent number of shares of Common Stock (221,000 shares of Common Stock on a post-reverse split basis). Of this number, a total of 375,000 C Warrants were issued to MD Strategic and PV II. In September 1997, MD Strategic and PV II received 275,000 shares of Common Stock (55,000 shares on a post-reverse split basis) upon the exercise of an equivalent number of warrants. PV II continues to hold Series C warrants entitling it to purchase 20,000 shares of Common Stock on a post reverse split basis.

     In connection with the June 1997 issuance of the 9.75% promissory notes, the Company issued 1,367,501 warrants ("E Warrants") to purchase an equivalent number of shares of Common Stock of the Company (273,500 shares of Common Stock on a post-reverse-split basis). Of this number, a total of 365,000 E Warrants were issued to MD Strategic and MDV III. These warrants entitle MD Strategic and MDV III to purchase a total of 73,000 shares of Common Stock on a post reverse split basis.

     In February 1998, pending the completion of the Company's Series C Preferred Stock offering, the Company obtained unsecured bridge loans in the amounts of $500,000 and $300,000, respectively, from MD Strategic and MDV IV, L.P. ("MDV IV"), partnerships in which Mr. Duffy is a principal. Both loans bore interest at 12%. MD Strategic and MDV IV also received a total of 150,000 warrants at an exercise price $5.00 per share, pending completion of the Series C Preferred Stock offering. In April 1998, MD Strategic was issued 48 units of Series C Preferred Stock and 60,000 additional warrants for total consideration of $1.2 million consisting of $700,000 in cash and conversion of its $500,000 promissory note. In August 1998, these 48 units were converted into 396,040 shares of Common Stock. In April 1998, MDV IV was issued 12 units of Series C Preferred Stock and 15,000 additional warrants in exchange for conversion of its $300,000 promissory note. In August 1998, these 12 units were converted into 99,010 shares of Common Stock.

     On April 1, 1998, Meyer, Duffy entered into a Consulting Agreement with the Company pursuant to the terms of which Meyer, Duffy agreed to provide the Company consulting services (said services to include advice regarding capital raising and industry research on the motorcycle industry) in exchange for a fee of $117,600 (payable in monthly installments of $4,900 over a period of two years) and warrants to purchase 25,000 shares of Common Stock of the Company with an exercise price of $4.00 per share.

     In order to finance its working capital needs, the Company obtained a $1.5 million inventory flooring line of credit from Cana Capital Corporation ("Cana Capital"), a company owned by Bruce Scott, a director of the Company, in May 1998 and a $300,000 loan from MD Strategic in October 1998. As of August 9, 1999, the Company had utilized only $400,000 of the Cana Capital line of credit. Advances under the Cana Capital line of credit bear interest at a rate of 2% over the prime rate if used to finance the acquisition of new vehicles, and 5% over the prime rate if used to finance the acquisition of used vehicles. As of August 9, 1999, the interest rate for advances on new vehicles and used vehicles was 10.6% and 13.6%, respectively. The MD Strategic loan is evidenced by an unsecured note bearing interest at eighteen percent (18%) per annum and is due, together with accrued interest, on the earlier of September 12, 1999 or upon receipt by the Company of funds from a third-party lender. The Company is in the process of negotiating a revolving line of credit with an institutional lender and anticipates that it will terminate the line of credit with Cana Capital Corporation and repay the MD Strategic loan upon obtaining such financing.

     In February 1998, the Company entered into a license agreement with Big Bike Boutique, Inc. ("BBB"), a company owned by Bruce Scott, a director of the Company and owner of four independently operated Bikers Dream dealerships, pursuant to which the Company licensed its name to BBB for the purpose of selling apparel and accessories. The agreement was terminated in October 1998 pursuant to a termination of license agreement and mutual release. In connection with the termination agreement, the Company issued to Mr. Scott in February 1999 16,000 shares of Common Stock.

     In September 1998, the Company entered into a sublease agreement and a repayment agreement with Big Bike of Daytona, Inc. ("Big Bike"), a Florida corporation owned by Mr. Scott. Pursuant to the terms of the sublease agreement, the Company agreed to sublease to Big Bike, for an original term of three years (which term is in the process of being extended to six years), premises to be used by Big Bike for the operation of an independent motorcycle retail business. Under the repayment agreement, the Company has agreed to reimburse Big Bike for a portion of the cost of certain tenant improvements advanced by Big Bike; such reimbursement is to be made by an offset by Big Bike against the rent otherwise due under the sublease. All profits made by Big Bike on sales of motorcycles, parts and other inventory consigned by the Company shall be applied to rent due under the sublease until the amount paid under the sublease in any given year equals the rent the Company is obligated to pay on the master lease for the premises; thereafter, Big Bike is obligated to pay the Company half of net profits on sales of consigned inventory from the Company. Total rent due under the sublease is capped at the lesser of actual net profits from the sale of consigned inventory from the Company or the amount owed by the Company under the master lease.

     The Company has entered into an employment agreement and a stock grant and stock option agreement with Herm Rosenman, president and chief executive officer of the Company. See "Employment Agreements."

     The Company entered into a three year employment agreement with Diana Rosenman in May, 1998, pursuant to which Ms. Rosenman is employed as the director of marketing and public relations at initial annual salary of $110,000, subject to annual review by the Board's compensation committee. In addition, the Company agreed to grant Ms. Rosenman an option to purchase 16,000 shares of the Company's Common Stock at $4.00 per share, vesting over a period of three years. Upon termination other than for cause, Ms. Rosenman is entitled to payment equal to six months salary, based on her then current rate of compensation. Ms. Rosenman is the wife of Herm Rosenman, the Company's president and chief executive officer.

     In November 1998, the Company entered into a three year employment agreement with Harold Collins, pursuant to which Mr. Collins is employed as the Company's general counsel at an initial annual salary of $150,000. Mr. Collins' salary will be adjusted annually based on a review of his performance and the Company's financial condition at the time of such adjustment. The employment agreement provides that Mr. Collins shall be eligible to participate in such bonus plans, stock grant and stock option plans applicable to executive officers of the Company as may be established by the Board of Directors from time to time, pursuant to the terms of such plans. The agreement provides for a phase-in period during which Mr. Collins will devote half of his working time to the affairs of the Company while he winds down his full-time law practice. During the phase-in period, Mr. Collins' salary will be adjusted proportionately to reflect the amount of time devoted by Mr. Collins to the affairs of the Company. After Mr. Collins winds down his law practice, he will devote his full-time efforts to the affairs of the Company and will be entitled to receive the full amount of compensation he is entitled to receive under his employment agreement. Notwithstanding Mr. Collins' obligation to devote his full-time efforts to the affairs of the Company after the phase-in period, the employment agreement provides that Mr. Collins may consult with Mr. Rosenman and Ms. Rosenman on personal legal matters at their own cost and expense. It is not anticipated that such consultation would be so material as to interfere with Mr. Collins' obligation to represent the Company on a full-time basis. Upon termination upon a change of control, Mr. Collins is entitled to payment equal to six months salary, based on his then current rate of compensation. If he is terminated for any other reason, he is entitled to receive six months of severance pay if he has been employed for one year or less, and one year of severance pay if he has been employed for more than one year.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                    IN FAVOR OF EACH OF THE NOMINEES FOR THE
                   BOARD OF DIRECTORS SET FORTH IN PROPOSAL 1

                                   PROPOSAL 2

                        APPROVAL OF ISSUANCE AND SALE OF
                            SERIES D PREFERRED STOCK,
                       WARRANTS TO PURCHASE COMMON STOCK,
            COMMON STOCK ISSUABLE UPON CONVERSION OF PREFERRED STOCK,
              COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS, AND
           PREFERRED STOCK ISSUABLE AS DIVIDENDS UPON PREFERRED STOCK

     On February 5, 1999, the Company completed the sale by private placement of 1,500 shares of Series D Preferred Stock for a purchase price of $1,000 per share and issued warrants to purchase a total of 35,000 shares of Common Stock (subject to adjustment for stock dividends, combinations or splits with respect to the underlying Common Stock). The Company issued an additional 45 shares of Series D Preferred Stock and 25,000 warrants as commissions for this placement, along with the payment of $45,000 in cash. The 1,545 shares of Series D Preferred Stock and 60,000 warrants so issued are referred to collectively as the "Initial Shares" and the "Initial Warrants", respectively. The Company used the proceeds from the offering of the Initial Shares and Initial Warrants to fund general working capital requirements.

     Each share of Series D Preferred Stock is convertible, in whole or in part, into a number of shares of Common Stock equal to $1,000 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Stated Value"), plus accrued and unpaid dividends, divided by the Conversion Price, as defined below. The Initial Warrants are currently exercisable at a price of $4.125 per share and expire on February 5, 2004.

     On February 5, 1999, the Company also obtained commitments from the purchasers of the Series D Preferred Stock to purchase up to an additional 1,500 shares of Series D Preferred Stock at the price of $1,000 per share in two separate tranches of 500 shares (said 500 shares, together with 15 shares issuable as commissions, the "First Put Shares") and 1,000 shares (said 1000 shares, together with 30 shares issuable as commissions, the "Second Put Shares") respectively. Upon the purchase of the First Put Shares, the purchasers will also receive warrants to purchase a total of 15,000 shares of Common Stock (subject to adjustment for stock dividends, combinations or splits with respect to the underlying Common Stock) at a price equal to 110% of the closing bid price of the Common Stock on the day the Company gives notice to the purchaser of its intention to exercise its right (the "First Put") to require the purchasers to purchase the First Put Shares (said 15,000 warrants together with 8,333 warrants issuable as commissions, the "First Put Warrants"). Upon the purchase of the Second Put Shares, the purchasers will also receive warrants to purchase a total of 25,000 shares of Common Stock (subject to adjustment for stock dividends, combinations or splits with respect to the underlying Common Stock) at a price equal to 115% of the closing bid price of the Common Stock on the day the Company gives notice to the purchaser of its intention to exercise its right (the "Second Put") to require the purchasers to purchase the Second Put Shares (said 25,000 warrants, together with 16,667 warrants issuable as commissions, the "Second Put Warrants"). The First Put Warrants and Second Put Warrants are exercisable on the date of receipt of the First Put exercise notice and Second Put exercise notice, respectively, and expire five years thereafter. Other than with respect to exercise price and expiration date, the terms of the First Put Warrants and the Second Put Warrants are identical to the terms of the Initial Warrants. Upon issuance of the First Put Shares the Company shall pay, in addition to the 15 shares of Series D Preferred Stock and 8,333 First Put Warrants referenced above, cash commissions in the amount of $15,000. Upon issuance of the Second Put Shares the Company shall pay, in addition to the 30 shares of Series D Preferred Stock and 16,667 Second Put Warrants referenced above, cash commissions in the amount of $30,000.

     The Company intends to use the proceeds from the sale of the First Put Shares and Second Put Shares to fund general working capital requirements and the expansion of its business operations.

     The Company's right to exercise the First Put is contingent upon satisfaction of the following conditions:

          - the receipt of shareholder approval (as more fully discussed below under "Reason for Shareholder Approval");
          -  that the Company continue to be a fully reporting public company;
          - that the closing bid price of the Common Stock for the five trading days prior to delivery of the exercise notice is not less than $1.50;
          -  no material adverse change in the Company's business;
          -  no Event of Default with respect to the Series D Preferred Stock;
          -  the Company's ongoing compliance with Nasdaq listing requirements;
             and
          - the execution and delivery by the Company and the subscribers of appropriate documents evidencing the transaction substantially in the form previously agreed upon.

     The Company's right to exercise the Second Put is contingent upon satisfaction of all the foregoing conditions, as well as the additional condition that there be an effective registration statement registering the public resale by the purchasers of the Common Stock underlying both the securities issued by the Company on February 5, 1999 and the securities issuable by the Company in connection with the First Put.

     The Certificate of Determination for the Series D Preferred Stock and form of Initial Warrants are annexed hereto as Exhibit A and Exhibit B, respectively. The following is a summary of their terms and conditions. Reference is made to the full texts thereof for a complete description of the terms and conditions of the Series D Preferred Stock and the Initial Warrants. Capitalized terms used herein and not defined hereby have the meanings ascribed to them in the Certificate of Determination and/or the Initial Warrants.

REASON FOR SHAREHOLDER APPROVAL

     Pursuant to the terms of the Subscription Agreement governing the sale and issuance of the Initial Shares, the First Put Shares and the Second Put Shares (collectively, the "Preferred Shares") and the Initial Warrants, the First Put Warrants and the Second Put Warrants (collectively, the "Warrants"), the Company covenanted to obtain, on or before September 30, 1999, shareholder approval of the issuance of shares of Common Stock in excess of 19.9% of the outstanding Common Stock upon conversion of the Preferred Shares and exercise of the Warrants (the "Approval"). Until the Company obtains the Approval, the issuance of shares of Common Stock upon conversion of the Preferred Shares and exercise of the Warrants, collectively, in excess of 19.9% of the outstanding Common Stock may violate rules promulgated by the Nasdaq ("Rule 4310(c)(25)(H)"). Until such approval is obtained, the maximum number of shares of Common Stock which can be issued on conversion of the Series D Preferred Stock and exercise of the Warrants is 1,027,996, which represents 19.9% of the number of shares of the Common Stock outstanding as of February 5, 1999, the date of the issuance of the Initial Shares and the Initial Warrants.

     Rule 4310(c)(25)(H) requires shareholder approval for the issuance of shares of Common Stock in a transaction involving the sale or issuance by a company of common stock, or securities convertible into common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

     The Company's right to exercise the First Put and the Second Put is contingent upon obtaining the Shareholder Approval by September 30, 1999. The Company will use the $1.5 million of proceeds which it expects to receive from the sale of the First Put Shares and the Second Put Shares for general business purposes and the expansion of its manufacturing operations. The Company has determined that the sale of the First Put Shares and the Second Put Shares is the most expedient method by which the Company can raise capital for these purposes, as compared to other sources of debt and equity financing.

     Prior to the sale of the Initial Shares, the Company began seeking an inventory and accounts receivable based line of credit facility of up to $10 million to be used to pay off all or part of the Company's existing indebtedness and to finance its working capital needs and the expansion of its business operations. However, no such credit facility has been obtained to date. The Company recently has implemented changes in its operating system and inventory management procedures. While the Company is hopeful that such changes will increase the likelihood of obtaining a line of credit facility on acceptable terms, there is no assurance that the Company will be able to successfully do so in the near future, thereby increasing the Company's need for alternative forms of financing such as through the issuance of Series D Preferred Stock.

     The terms of the Series D Preferred Stock were more favorable to the Company than the terms of other preferred stock financings which were potentially available to the Company at the time the Series D Preferred Stock offering was being negotiated. Like the Series D Preferred Stock, the other proposed financings featured the issuance of convertible preferred stock that would have converted to Common Stock at a conversion price pegged to the market price. (See discussion under caption entitled "Conversion" below.) However, the other proposed forms of convertible preferred stock would have converted to Common Stock at a lower conversion price than the Series D Preferred Stock (approximately 75% to 80% of market), thereby yielding a greater number of common shares upon conversion. Such larger number of shares would have resulted in even greater dilution to the Company's shareholders. (See discussion of dilution under the caption entitled "Conversion" below.) Moreover, the other proposed forms of preferred stock would have required the Company to pay a higher dividend than the dividend now payable on the Series D Preferred Stock. (See discussion under caption below entitled "Dividends".)

     Given the current absence of a revolving line of credit and the lack of other sources of equity financing on terms as favorable as the Series D Preferred Stock, the Company is presently relying on the $1.5 million which it has already received from the sale of the Initial Shares and the additional $1.5 million which it expects to receive from the sale of the First Put Shares and the Second Put Shares, respectively, in order to meet its anticipated working capital needs. If the Approval is not obtained by September 30, 1999, the Company will not be able to exercise the First Put or the Second Put, thereby losing the opportunity to obtain this additional $1.5 million. Therefore, failure to obtain the Approval will delay expansion of the Company's manufacturing operations indefinitely until such time as the Company is able to secure other debt or equity financing on satisfactory terms.

     In addition, if the Company fails to obtain the Approval by September 30, 1999, it will be required to pay a dividend rate of 10% per annum on the Series D Preferred Stock (instead of the standard dividend rate of 5% per annum) and the holders of Series D Preferred Stock would have the option to require the Company to redeem their currently outstanding shares. It is unlikely that Bikers Dream would have sufficient cash to redeem the Series D Preferred Stock if required to do so. Moreover, the Company is prohibited under its agreement with Tandem Capital, one of its existing lenders, from redeeming any shares of its capital stock. If a redemption were to occur, Tandem Capital would have the option of charging an additional 7% on its existing term loan, or demanding full repayment on all outstanding indebtedness plus accrued interest. As of June 30, 1999, $4.5 million remained outstanding on the Tandem Capital loan. In light of the foregoing, the failure to obtain the Approval could deplete all of the Company's available cash and thus materially impair the ability of the Company to continue to operate its business.

DIVIDENDS

     The holders of the Series D Preferred Stock are entitled to receive dividends on a quarterly basis, at the rate of 5% simple interest per annum on the Stated Value per share, when, as and if declared by the Company. The dividends are payable, at the option of the Company, either in cash or additional shares of Series D Preferred Stock at the rate of one share of Series D Preferred Stock for each $1,000 of such dividend not paid in cash. Dividends may be paid at the Company's option with Series D Preferred Stock only if the Common Stock deliverable upon conversion of such Series D Preferred Stock has been included for public resale in an effective registration statement filed with the Securities and Exchange Commission; otherwise the dividend will be paid in cash. The dividends on the Series D Preferred Stock are cumulative and shall be paid or declared and set aside for payment prior to any payment or declaration of dividends on, or purchase or redemption of, any Common Stock or any other class of preferred stock of the Company.

CONVERSION

     Subject to the restrictions discussed below, any holder of Series D Preferred Stock has the right at any time to convert, in whole or in part, shares of Series D Preferred Stock into a number of shares of Common

Stock equal to $1,000 per share plus accrued and unpaid dividends on such share divided by the Conversion Price. The Conversion Price means the lesser of (i) 110% of the average closing bid price of the Company's Common Stock for the trading day immediately preceding the date of the issuance of the shares of Series D Preferred Stock; or (ii) at 90% of the average of the four lowest Closing Bid Prices for the 22 trading days immediately preceding the conversion of the respective shares of Series D Preferred Stock. Therefore, there is a possibility that the Series D Preferred Stock may convert to Common Stock at a rate which is below the prevailing market price of the Common Stock at the time of the conversion.

     The exact number of shares of Common Stock into which currently outstanding Series D Preferred Stock may ultimately be convertible will vary over time as the result of ongoing changes in the trading price of the Company's Common Stock. Decreases in the trading price of the Company's Common Stock will cause an increase in the number of shares of Common Stock issuable upon conversion. The maximum number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock, together with the shares issuable upon exercise of the Warrants, cannot exceed 1,027,996 under Nasdaq Rule 4310(c)(25)(H) prior to the receipt of the Approval. This number of shares represents 19.9% of the Company's outstanding Common Stock as of the date the Initial Shares and the Initial Warrants were issued. However, after the Approval is obtained, there is no cap on the number of common shares into which the shares of Series D Preferred Stock can be converted. Therefore, after the Approval is obtained, it is possible that significant additional dilution of existing shareholders' interests may occur. The following consequences could result:

         - If the market price of the Company's Common Stock declines, thereby proportionately increasing the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock, an increasing downward pressure on the market price of the Common Stock might result (sometimes referred to as a downward "spiral" effect).

         - The dilution caused by conversion of Series D Preferred Stock and sale of the underlying shares could also cause downward pressure on the market price of the Common Stock.

         - Once downward pressure is placed on the market price of the Company's stock, this pressure could encourage short sales by holders of Series D Preferred Stock and others, thus placing further downward pressure on the price of the Common Stock.

         - The conversion of Series D Preferred Stock would dilute the book value and earnings per share of Common Stock held by existing shareholders of Bikers Dream.

         In the event the Company declares any dividend or distribution on its Common Stock, or splits, combines or reclassifies its Common Stock, then the Conversion Price will be proportionately adjusted so that each holder of Series D Preferred Stock will be entitled to receive the same number of shares of Common Stock upon conversion of the Series D Preferred Stock as though such conversion occurred prior to the event requiring the adjustment. Similarly, if the Company merges with another entity or sells substantially all of its assets, the holders of the Series D Preferred Stock shall be entitled to convert each share of Series D Preferred Stock into the consideration (whether it consists of stock, other securities and/or property) which that holder would have been entitled to receive had such holder converted its holdings of Series D Preferred Stock to Common Stock immediately prior to such merger or asset sale. The Conversion Price will also be adjusted pursuant to formula (thereby entitling the holders of the Series D Preferred Stock to receive additional shares of Common Stock upon conversion) in the event the Company makes certain additional issuances of Common Stock.

         The Series D Preferred Stock shall automatically convert two years from the date of issuance into shares of Common Stock at the Conversion Price; however, such a conversion may occur without the consent of a holder of Series D Preferred Stock only if the shares of Common Stock issuable upon such conversion may be resold publicly without restriction under applicable securities laws.

REDEMPTION

         The Series D Preferred Stock is redeemable at the option of the Company by paying to each holder of Series D Preferred Stock that amount which is equal to the closing bid price of the Company's Common Stock on the date notice of redemption is given by the Company to such holder, multiplied by the number of shares of Common Stock that would be issued upon conversion of the Series D Preferred Stock being redeemed and the dividends accrued thereon, at the Conversion Price that would be in effect on the Redemption Date, but in no event may the amount paid upon redemption be less than 110% of the Stated Value of the Series D Preferred Stock being redeemed plus accrued dividends thereon.

         The Company is required to redeem Series D Preferred Stock, or in the alternative, pay a dividend rate of 10% per annum (instead of the standard dividend rate of 5% per annum otherwise payable in accordance with the terms of the Certificate of Determination governing the terms of the Series D Preferred Stock) after the occurrence of certain triggering events, including, among other things:

              -   Failure of the Company to pay dividends when required;

              - Material breaches of the Company's agreements with purchasers of Series D Preferred Stock, including failure to register the Common Stock issuable upon conversion of Series D Preferred Stock and failure to maintain the effectiveness of any such registration;

              - Failure to maintain a Nasdaq listing for the Company's Common Stock;

              - Failure to deliver Common Stock certificates in a timely fashion after the conversion of Series D Preferred Stock; and

              -   Failure to obtain the Approval.

With respect to the last item listed above, see also the discussion in "Reason for Shareholder Approval."

LIQUIDATION RIGHTS

         Upon a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the holders of Series D Preferred Stock shall be entitled to receive, before any payment or distribution shall be made on any Common Stock or any other class of preferred stock of the Company, out of the assets of the Company available for distribution to such holders, the Stated Value per share of Series D Preferred Stock and all accrued and unpaid dividends to and including the date of payment to any such holder. In the event the assets of the Company available for distribution to the holders of Series D Preferred Stock are insufficient to permit payment in full of all amounts owing to the Series D holders, then all of such assets shall be distributed proportionately among the holders of the Series D Preferred Stock to the exclusion of the holders of Common Stock or any other class of preferred stock of the Company.

         The Board of Directors has unanimously approved, and recommends that the shareholders authorize and ratify: (i) the issuance of the Preferred Shares and the Warrants, (ii) the issuance of that number of shares of the Company's Common Stock issuable upon conversion of the Series D Preferred Stock approved for issuance hereby, based on the conversion formula set forth in the Certificate of Determination governing the Series D Preferred Stock, (iii) the issuance of the maximum number of shares of Common Stock issuable upon exercise of the Warrants in accordance with the terms thereof, and (iv) the issuance of Series D Preferred Stock as a dividend upon Series D Preferred Stock approved for issuance hereby in accordance with the terms of the Certificate of Determination governing the Series D Preferred Stock.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2

                                   PROPOSAL 3
                        APPROVAL OF INDEPENDENT AUDITORS

         The Board of Directors is recommending the ratification of its selection of Singer, Lewak, Greenbaum & Goldstein LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the 1999 fiscal year. Although ratification of the choice of auditors is not legally required, the Board believes such ratification to be in the best interests of the Company. In the event such approval of shareholders is not received, the Board will select another firm to audit the Company's financial statements. Singer, Lewak, Greenbaum & Goldstein LLP has advised the Company that neither it nor any of its partners or associates has any direct or indirect financial interest in or any connection with the Company other than as accountants and auditors. A representative of Singer, Lewak, Greenbaum & Goldstein LLP is expected to be present and available to answer appropriate questions at the Annual Meeting and will be given the opportunity to make a statement if desired.

         The following resolution will be offered at the meeting:

         RESOLVED, that Singer, Lewak, Greenbaum & Goldstein LLP be and hereby is appointed as the independent certified public accountants of the Company for its 1999 fiscal year.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal at the Company's 2000 Annual Meeting of Shareholders must deliver the proposal to the Company no later than March 31, 2000 and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934 in order to have the proposal included in the proxy materials for that meeting. Any shareholder proposal submitted other than for inclusion in the Company's proxy materials for that meeting must be delivered to the Company no later than March 31, 2000 or such proposal will be considered untimely. If a shareholder proposal is received after March 31, 2000, the Company may vote in its discretion as to that proposal all of the shares for which it has received proxies for the 2000 Annual Meeting of Shareholders.

                             ADDITIONAL INFORMATION

         This Proxy Statement is accompanied by the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1998. The Securities and Exchange Commission (the "Commission") maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Exhibits to the Company's Annual Report on Form 10-KSB/A will be made available to shareholders at no charge upon their written request to the Company, 3810 Wacker Drive, California 91752, Attention: Mr. Louis Rabman.


Mira Loma, California                       By Order of the Board of Directors
August 23, 1999

                                                                [Form of Proxy]
                               BIKERS DREAM, INC.
                                3810 WACKER DRIVE
                           MIRA LOMA, CALIFORNIA 91752

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       The undersigned, as owner of ________ shares of Common Stock of Bikers Dream, Inc., a California corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the notice of the shareholders meeting to be held on September 23, 1999, at 9:00 a.m. local time, at 237 Park Avenue, 9th Floor, New York, New York 10017, and hereby further revokes all previous proxies and appoints Herm Rosenman or Donald Duffy, or either of them, as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1) For the election of the following persons as directors of the Company to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and qualified:

                          Donald Duffy, Herm Rosenman,
                    Humbert Powell, John Russell, Bruce Scott

       [ ] AUTHORITY GRANTED to         [ ] AUTHORITY WITHHELD to vote
           vote for nominees listed         for all nominees listed above.
           above, except as indicated
           to the contrary below.

              (INSTRUCTION: TO VOTE AGAINST ANY NOMINEE, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

      ---------------------------------------------------------------------

(2) The authorization and ratification of: (i) the issuance and sale in private placements of up to 3,090 shares (the "Preferred Shares") of the Company's Series D Preferred Stock and Common Stock Purchase Warrants to purchase up to 125,000 shares of Common Stock ("Warrants"), (ii) the issuance of that number of shares of Common Stock, issuable upon conversion of the Series D Preferred Stock being approved for issuance, based on the conversion formula set forth in the Certificate of Determination governing the Series D Preferred Stock, (iii) the issuance of the maximum number of shares of Common Stock issuable upon exercise of the Warrants in accordance with their terms; and (iv) the issuance of Series D Preferred Stock, in accordance with the terms of the Certificate of Determination governing the Series D Preferred Stock, as a dividend upon all shares of Series D Preferred Stock being approved for issuance.

       [ ] FOR                   [ ] AGAINST                     [ ] ABSTAIN

(3) The approval and adoption of a resolution appointing Singer, Lewak, Greenbaum & Goldstein LLP as the Company's independent certified public accountants for fiscal year 1999.

       [ ] FOR                   [ ] AGAINST                     [ ] ABSTAIN

(4) In their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

                                    (continued and to be signed on reverse side)

(continued from previous side)


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF SUCH PROPOSALS, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



                                        Dated:                           , 1999
                                              ---------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        Sign exactly as your name appears on
                                        your share certificate. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title. If more than one trustee, all
                                        should sign. All joint owners should
                                        sign. If a corporation, sign in full
                                        corporation name by president or other
                                        authorized officer. If a partnership,
                                        sign in partnership name by authorized
                                        person. Persons signing in a fiduciary
                                        capacity should indicate their full
                                        title in such capacity.




PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                              [Form of Proxy]
                               BIKERS DREAM, INC.
                                3810 WACKER DRIVE
                           MIRA LOMA, CALIFORNIA 91752

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       The undersigned, as owner of one share of Series A Preferred Stock of Bikers Dream, Inc., a California corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the notice of the shareholders meeting to be held on September 23, 1999, at 9:00 a.m. local time, at 237 Park Avenue, 9th Floor, New York, New York 10017, and hereby further revokes all previous proxies and appoints Herm Rosenman or Donald Duffy, or either of them, as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1) For the election of the following persons as directors of the Company to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and qualified:

                          Donald Duffy, Herm Rosenman,
                    Humbert Powell, John Russell, Bruce Scott

       [ ] AUTHORITY GRANTED to               [ ] AUTHORITY WITHHELD TO
           vote for nominees listed above,        vote for all nominees listed
           except as indicated to the             above.
           contrary below.

              (INSTRUCTION: TO VOTE AGAINST ANY NOMINEE, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

      ---------------------------------------------------------------------

(2) The authorization and ratification of: (i) the issuance and sale in private placements of up to 3,090 shares (the "Preferred Shares") of the Company's Series D Preferred Stock and Common Stock Purchase Warrants to purchase up to 125,000 shares of Common Stock ("Warrants"), (ii) the issuance of that number of shares of Common Stock, issuable upon conversion of the Series D Preferred Stock being approved for issuance, based on the conversion formula set forth in the Certificate of Determination governing the Series D Preferred Stock, (iii) the issuance of the maximum number of shares of Common Stock issuable upon exercise of the Warrants in accordance with their terms; and (iv) the issuance of Series D Preferred Stock, in accordance with the terms of the Certificate of Determination governing the Series D Preferred Stock, as a dividend upon all shares of Series D Preferred Stock being approved for issuance.

       [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

(3) The approval and adoption of a resolution appointing Singer, Lewak, Greenbaum & Goldstein LLP as the Company's independent certified public accountants for fiscal year 1999.

       [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

(4) In their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

                                    (continued and to be signed on reverse side)

(continued from previous side)


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF SUCH PROPOSALS, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



                                        Dated:                           , 1999
                                              ---------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        Sign exactly as your name appears on
                                        your share certificate. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title. If more than one trustee, all
                                        should sign. All joint owners should
                                        sign. If a corporation, sign in full
                                        corporation name by president or other
                                        authorized officer. If a partnership,
                                        sign in partnership name by authorized
                                        person. Persons signing in a fiduciary
                                        capacity should indicate their full
                                        title in such capacity.




PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                              [Form of Proxy]
                               BIKERS DREAM, INC.
                                3810 WACKER DRIVE
                           MIRA LOMA, CALIFORNIA 91752

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       The undersigned, as owner of shares of Series B Preferred Stock of Bikers Dream, Inc., a California corporation (the "Company"), each of which is convertible into ________ shares of Common Stock of the Company as of August 6 , 1999, hereby acknowledges receipt of the Proxy Statement and the notice of the shareholders meeting to be held on September 23, 1999, at 9:00 a.m. local time, at 237 Park Avenue, 9th Floor, New York, New York 10017, and hereby further revokes all previous proxies and appoints Herm Rosenman or Donald Duffy, or either of them, as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1) For the election of the following persons as directors of the Company to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and qualified:

                          Donald Duffy, Herm Rosenman,
                    Humbert Powell, John Russell, Bruce Scott

       [ ] AUTHORITY GRANTED to                [ ] AUTHORITY WITHHELD to
           vote for nominees listed above,         vote for all nominees listed
           except as indicated to the              above.
           contrary below.

              (INSTRUCTION: TO VOTE AGAINST ANY NOMINEE, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

      ---------------------------------------------------------------------

(2) The authorization and ratification of: (i) the issuance and sale in private placements of up to 3,090 shares (the "Preferred Shares") of the Company's Series D Preferred Stock and Common Stock Purchase Warrants to purchase up to 125,000 shares of Common Stock ("Warrants"), (ii) the issuance of that number of shares of Common Stock, issuable upon conversion of the Series D Preferred Stock being approved for issuance, based on the conversion formula set forth in the Certificate of Determination governing the Series D Preferred Stock, (iii) the issuance of the maximum number of shares of Common Stock issuable upon exercise of the Warrants in accordance with their terms; and (iv) the issuance of Series D Preferred Stock, in accordance with the terms of the Certificate of Determination governing the Series D Preferred Stock, as a dividend upon all shares of Series D Preferred Stock being approved for issuance.

       [ ] FOR                      [ ] AGAINST                  [ ] ABSTAIN

(3) The approval and adoption of a resolution appointing Singer, Lewak, Greenbaum & Goldstein LLP as the Company's independent certified public accountants for fiscal year 1999.

       [ ] FOR                      [ ] AGAINST                  [ ] ABSTAIN

(4) In their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

                                    (continued and to be signed on reverse side)

(continued from previous side)


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF SUCH PROPOSALS, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



                                        Dated:                           , 1999
                                              ---------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        Sign exactly as your name appears on
                                        your share certificate. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title. If more than one trustee, all
                                        should sign. All joint owners should
                                        sign. If a corporation, sign in full
                                        corporation name by president or other
                                        authorized officer. If a partnership,
                                        sign in partnership name by authorized
                                        person. Persons signing in a fiduciary
                                        capacity should indicate their full
                                        title in such capacity.




PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.